                                                                    EXHIBIT g(3)




                             SUBCUSTODIAN AGREEMENT

         AGREEMENT dated as of January 20th, 1993      , between State Street
Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts (the "Custodian"), and The Bank of New York, a New York trust company (the "Subcustodian").

                              W I T N E S S E T H:

         WHEREAS, the Custodian acts as custodian for certain investment companies affiliated with, sponsored, managed or advised by the firms identified on Schedule A hereto (each, a "Fund"; collectively, the "Funds") from time to time whose shares are registered pursuant to the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, the Funds have requested the Custodian to appoint a subcustodian in order to facilitate transactions in Securities (as defined herein); and

         WHEREAS, the Custodian desires to appoint the Subcustodian as its subcustodian for the purposes of receiving, delivering and safekeeping cash and Securities from time to time on behalf of the Funds; and

         WHEREAS, the Subcustodian is a bank within the meaning of Section 2(a)(5) of the Act having aggregate capital, surplus and undivided profits of not less than two million dollars ($2,000,000):

         NOW THEREFORE, the Custodian and Subcustodian hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1. "Authorized Person" shall be any officer of the Custodian and any other person, whether or not any such person is an officer or employee of the Custodian, duly authorized by the Custodian to give Oral and/or Written Instructions on behalf of the Custodian, such persons to be designated in a certificate of an appropriate officer of the Custodian which contains a specimen signature of such person.

         2. "Book-Entry Securities" shall mean book-entry securities (as defined in Subpart O of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or fully guaranteed by the United States or any agency, instrumentality or establishment of the United States and registered in the form of an entry on the records of the Book-Entry System.

         3. "Book-Entry System" shall mean the Federal Reserve/Treasury Book-Entry System for receiving and delivering Securities, its successors and nominees.

         4. "Business Day" shall mean any day on which the Subcustodian the Book-Entry System, and the appropriate Clearing Corporation are open for business.

         5. "Clearing Corporation" shall mean the Depository Trust Company, Participant's Trust Company and any other clearing corporation within the meaning of Section 6-102(3) of the Uniform Commercial Code of the State of New York.

         6. "Clearing Corporation Securities" shall mean securities registered in the name of the Subcustodian on the records of a Clearing Corporation.

         7. "Government Securities" shall mean Book-Entry treasury securities (as defined in Subpart O of Treasury Department Circular No. 300, 31 C.F.R.
306) and any other securities issued or fully guaranteed by the United States government or any agency of the United States government which are registered in the form of an entry on the records of the Book-Entry System.

         8. "Oral Instructions" shall mean verbal instructions actually received by the Subcustodian from an Authorized Person or from a person reasonably believed by the Subcustodian to be an Authorized Person.

         9. "Physical Securities" shall mean securities issued in definitive form which are not Book-Entry or Clearing Corporation Securities.

         10. "Securities" shall mean Book-Entry Securities, Clearing Corporation Securities and Physical Securities.

         11. "Written Instructions" shall mean written communications actually received by the Subcustodian from an Authorized Person or from a person reasonably believed by the Subcustodian to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby the Subcustodian is able to verify with a reasonable degree of certainty the identify of the sender of such communications.

                                   ARTICLE II
                         APPOINTMENT; ACCOUNTS; CUSTODY

         1. The Custodian hereby appoints the Subcustodian as subcustodian of all Securities and all monies at any time delivered to the Subcustodian during the term of this Agreement. The Subcustodian hereby accepts appointment as such subcustodian and agrees to establish and maintain one or more accounts in the name of each Fund as follows: "[FUND]/State Street as Custodian" (each an "Account") in which it will hold Securities as provided herein. The Subcustodian also agrees to establish and maintain one or more demand deposit accounts for each Fund in the name of the Custodian (each a "DDA Account") in which it will hold monies as provided herein. Each Account and DDA Account shall be for the exclusive use of the specific Fund for which it was established, and references herein to the Account and DDA Account shall mean to such Fund's Account.

         2. The Custodian hereby represents and warrants to the Subcustodian, which representations and warranties shall be deemed to be continuing and to be reaffirmed upon acting on any Oral or Written Instructions hereunder, that:

                (a) This Agreement is legally and validly entered into, and does not, and will not, violate any ordinance, charter, by-law, rule, statute or agreement applicable to it, and is enforceable against the Custodian in accordance with its terms;

                (b) The person executing this Agreement on behalf of the Custodian has been duly authorized to do so;

                (c) The appointment of the Subcustodian as its subcustodian hereunder has been duly authorized and no other corporate action is required prior to utilizing the Account and DDA Account; and

                (d) Each of the Funds identified on the respective Schedules A attached hereto have authorized the Custodian to appoint the Subcustodian to act pursuant to this Agreement and to perform the Custodian's obligations hereunder;

                  (e) All Securities and monies at any time held in a Fund's Account and DDA Account, respectively, are beneficially owned by the Fund; and

                  (f) Instructions to the Subcustodian in connection with the receipt and delivery of Securities and cash balances hereunder are in connection with repurchase agreements to which Fund(s) are a party.

         3. The Custodian may from time to time deliver or cause to be delivered to the Subcustodian for deposit in the Account and DDA Account Securities and monies (in immediately available funds), respectively, at any time during the term of this Agreement.

         4. The Custodian agrees that Securities to be delivered to the Subcustodian for deposit in the Account may be in the form of credits to the account of the Subcustodian either at the Book-Entry System or a Clearing corporation or by delivery to the Subcustodian of physical certificates in bearer form or readily negotiable so as to constitute good delivery under securities industry practices, and that all monies to be delivered to the Subcustodian for deposit in the account shall be immediately available funds. Custodian authorizes and instructs the Subcustodian to deposit in the Book-Entry System and Clearing Corporation on a continuous and on-going basis all monies and all Securities eligible for deposit therein and to utilize the Book-Entry System, Clearing Corporation and the receipt and delivery of physical certificates or any combination thereof in connection with its performance hereunder. Transactions with respect to Book-Entry Securities and Clearing Corporation Securities will be effected in accordance with, and subject to, the rules and regulations of the Book-Entry System and each Clearing Corporation, respectively. Securities credited to the Account and the Dealer Account and deposited in the Book-Entry System or a Clearing Corporation will be represented in accounts of the Subcustodian which include only assets held by the Subcustodian for customers, including, but not limited to, accounts in which the Subcustodian acts in a fiduciary or representative capacity.

                                  ARTICLE III
                          DEPOSIT AND DISBURSEMENT OF
                         CASH AND GOVERNMENT SECURITIES

         1. (a) On any Business Day prior to 5:00 p.m. (New York City time) the Custodian may give the Subcustodian Written Instructions to receive Securities. Upon receipt of such Securities, the Subcustodian shall promptly advise the Custodian thereof.

            (b) Upon receipt of Written Instructions on such Business Day from the Custodian no later than (60) minutes prior to the close of the Federal Reserve Bank of New York money wire and provided sufficient immediately available funds have previously been delivered to the DDA Account, the Subcustodian shall deliver out monies in accordance with such Written Instructions.

         2. On any Business Day prior to 10:00 a.m. (New York City time) the Custodian may give Written Instructions to the Subcustodian to deliver from the Account Securities against receipt of funds as specified in such Written Instructions. Upon receipt of immediately available funds in the amount described in such Written Instructions, the Subcustodian shall deliver Securities in accordance therewith. Monies received by the Subcustodian hereunder shall be credited to the DDA Account.

         3. Written Instructions from the Custodian to receive and deliver Securities and monies shall reference the Account and DDA Account, as appropriate, and with respect to each Government Security shall specify the name of the issuer, title, CUSIP number and par value thereof, and such other information as the Subcustodian may require in connection with such Written Instructions.

         4. The Subcustodian shall send the Custodian confirmations of Securities and monies received and delivered by it hereunder and with respect to Securities credited to the Account shall identify on its books as belonging to [the Fund's] Account/State Street as Custodian a quantity of Securities in a fungible bulk of securities shown on the Subcustodian's account on the books of the Book-Entry System or the Clearing Corporation. It shall be the Custodian's responsibility to identify on its books the interest of Funds in the Securities and monies held by the Subcustodian hereunder.

         5. The Subcustodian shall furnish the Custodian with a summary of all transfers to or from the Account and the DDA Account from time to time as mutually agreed.

         6. The Subcustodian shall provide the Custodian with any report obtained by the Subcustodian from the Book-Entry System or the Clearing Corporation on its accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System or the Clearing Corporation.

         7. With respect to Securities held in the Account, the Subcustodian shall, unless otherwise instructed to the contrary in Written Instructions:

                  (a) Collect all income and other payments and advise the Custodian as promptly as practicable of any such amounts due but not paid;

                  (b) Present for payment and collect the amount payable upon all Securities which may mature or otherwise become payable upon presentation and advise the Custodian as promptly as practicable of any such amounts due but not paid; and

                  (c) Hold all rights and similar securities issued with respect to Securities held by the Subcustodian hereunder.

         8. Upon receipt of Written Instructions, the Subcustodian will exchange Securities held under hereunder for other securities and/or cash in connection with (a) any conversion privilege, redemption in kind, substitution or exchange offer, and (b) any exercise, purchase or other similar rights represented by Securities.

         9. The parties agree that the Subcustodian is not at any time under any duty or responsibility to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or other disposition of Securities held in the Account.

         10. The Subcustodian shall receive and deliver Securities in accordance with the rules and regulations of the Book-Entry System or the Clearing Corporation in effect from time to time.

         11. It is expressly agreed and acknowledged by the Custodian that the Subcustodian does not undertake to make credit available to the Custodian to enable it to receive or deliver Securities pursuant to this Agreement.

                                   ARTICLE IV
                          CONCERNING THE SUBCUSTODIAN

         1. (a) The Subcustodian shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by the Custodian or any Fund, except those costs, expenses, damages, liabilities or claims arising out of the negligence or wilful misconduct of the Subcustodian or any of its employees or duly appointed agents. The Subcustodian shall have no obligation hereunder for costs, expenses, damages, liabilities or claims, including attorneys' fees, which are sustained or incurred by reason of any action or inaction by the Book-Entry System or the Clearing Corporation, unless such action or inaction is caused by the negligence or wilful misconduct of the Subcustodian. In no event shall the Subcustodian be liable to the Custodian or any Fund or any other third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

          (b) The Subcustodian shall be liable to the Custodian for actual damages sustained or incurred by the Custodian by reason of or as a result of the Subcustodian's failure to exercise reasonable care in the performance of its duties hereunder. The Custodian shall be liable to the Subcustodian for actual damages sustained or incurred by the Subcustodian by reason of or as a result of the Custodian's failure to exercise reasonable care in the performance of its duties. The foregoing provisions shall be continuing obligations of the Custodian and Subcustodian, their successors and assigns, notwithstanding the termination of this Agreement. Actions taken or omitted in reasonable reliance on Oral or Written Instructions, or upon an information, order, affidavit or other instrument reasonably believed by the Subcustodian to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be conclusively presumed to have been taken or omitted in the exercise of reasonable care.

     2. Without limiting the generality of the foregoing, the Subcustodian shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any

Securities held hereunder, the legality thereof or the propriety of the amount paid therefor.

     3. The Subcustodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, which shall be competent outside counsel if in connection with the interpretation of any material term contained herein, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of such competent outside counsel.

     4. The Subcustodian shall be under no obligation or duty to take action to effect collection of any amount if the Securities upon which such payment is due are in default, or if payment is refused after due demand and presentation.

     5. The Subcustodian shall not be responsible for, or considered to be the custodian of, any Securities, or any money, whether or not represented by any check, draft, or other instrument for the payment of money received by it on behalf of the Custodian, until the Subcustodian actually receives and collects such Securities or monies directly or by the final crediting of the Subcustodian's account on the books of the Book-Entry System or the Clearing Corporation. The Subcustodian will be entitled to reverse any credits made on the Custodian's behalf where such credits have been previously made and Securities or monies are not finally collected.

     6. It is expressly understood and agreed that the Subcustodian shall have no obligation whatsoever to inquire into, and shall have no responsibility for, the sufficiency of any Securities or monies which the Custodian has instructed the Subcustodian to receive or deliver hereunder, and the Subcustodian shall be entitled to rely upon any Written or Oral Instruction actually received by the Subcustodian and reasonably believed by the Subcustodian to be duly authorized and delivered. The Custodian agrees to forward to the Subcustodian Written Instructions confirming Oral instructions in such manner so that such Written Instructions are received in by the Subcustodian by the close of business of the same day that such Oral Instructions are given to the Subcustodian. The Custodian agrees that the fact that such confirming Written Instructions are not received or that contrary instructions are received by the Subcustodian shall in no way affect the validity or enforceability of the transactions authorized by the Custodian.

     7. It is understood that the Subcustodian is authorized to supply any information regarding the Account or DDA Account which is required by any law or governmental regulation now or hereafter in effect.

     8. The Subcustodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, acts of civil or military authority or governmental actions.

     9. The Subcustodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Subcustodian in connection with this Agreement.

                                   ARTICLE V
                                  TERMINATION

     Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty

(30) days after the date of giving of such notice. Upon termination hereof, the Custodian shall reimburse the Subcustodian for any disbursements and expenses made or incurred by the Subcustodian and payable or reimbursable hereunder. The Subcustodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, Securities and other items as the Custodian shall give; provided, that the Subcustodian shall not be required to make any such delivery or payment until full payment shall have been made by the Custodian of all liabilities constituting a charge on or against the Subcustodian and until full payment shall have been made to the Subcustodian of all its costs and expenses hereunder. Upon the date set forth in a termination notice this Agreement shall terminate, and except as otherwise provided herein all obligations of the parties to each other hereunder shall cease.

                                   ARTICLE VI
                                 MISCELLANEOUS

     1. The Custodian agrees to furnish to the Subcustodian a new certificate in the event that any present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new certificate is received, the Subcustodian shall be fully protected in acting upon Oral Instructions or signatures of the present Authorized Persons.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Subcustodian, shall be sufficiently given if addressed to the Subcustodian and received by it at its offices at 80 Broadway, New York, New York, 10286 Attention:_______________________________, or at such other place as the Subcustodian may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its office at P.O. Box 1713, Boston, Massachusetts 02105, Attention: (Fund Name, Number), Telex
Number: 940956 St St BK2QNCY, or at such other place or telex number as the Custodian may from time to time designate in writing.

     4. Each and every right granted to the Subcustodian and Custodian hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Subcustodian or Custodian to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Subcustodian or Custodian of any right preclude any other or future exercise thereof or the exercise of any other right.

     5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

     6. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

     7. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     8. This Agreement shall be construed in accordance with the laws of the State of New York. The Custodian hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.

     9. In performance hereunder, the Subcustodian is acting solely on behalf of the Custodian and no contractual or service relationship shall be deemed to be established hereby between the Subcustodian and any other person.

     10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


ATTEST:                            STATE STREET BANK AND TRUST COMPANY


/s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
------------------------------         -----------------------------------------
                                       Title: SENIOR VICE PRESIDENT


ATTEST:                            THE BANK OF NEW YORK


/s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
------------------------------         -----------------------------------------
                                       Title: Vice President
                                              January 20, 1993

                                   APPENDIX A
                          (AS REVISED NOVEMBER 1, 2002)



AIM ADVISOR FUNDS

     o    AIM International Core Equity Fund

     o    AIM Real Estate Fund

AIM EQUITY FUNDS

     o    AIM Aggressive Growth Fund

     o    AIM Blue Chip Fund

     o    AIM Basic Value II Fund

     o    AIM Capital Development Fund

     o    AIM Charter Fund

     o    AIM Constellation Fund

     o    AIM Core Strategies Fund

     o    AIM Dent Demographic Trends Fund

     o    AIM Emerging Growth Fund

     o    AIM Large Cap Basic Value Fund

     o    AIM Large Cap Core Equity Fund

     o    AIM Large Cap Growth Fund

     o    AIM Mid Cap Growth Fund

     o    AIM Weingarten Fund

     o    AIM U.S. Growth Fund

AIM FUNDS GROUP

     o    AIM Balanced Fund

     o    AIM Basic Balanced Fund

     o    AIM European Small Company Fund

     o    AIM Global Utilities Fund

     o    AIM International Emerging Growth Fund

     o    AIM Mid Cap Basic Value Fund

     o    AIM New Technology Fund

     o    AIM Select Equity Fund

     o    AIM Small Cap Equity Fund

     o    AIM Premier Equity Fund

     o    AIM Premier Equity II Fund

     o    AIM Worldwide Spectrum Fund

AIM INTERNATIONAL FUNDS, INC.

     o    AIM Asia Pacific Growth Fund

     o    AIM European Growth Fund

     o    AIM Global Aggressive Growth Fund

     o    AIM Global Growth Fund

     o    AIM Global Income Fund

     o    AIM International Growth Fund

AIM INVESTMENT SECURITIES FUNDS

     o    AIM High Yield Fund

     o    AIM High Yield Fund II

     o    AIM Income Fund

     o    AIM Intermediate Government Fund

     o    AIM Short -Term Bond Fund

     o    AIM Total Return Bond Fund

AIM SPECIAL OPPORTUNITIES FUNDS

     o    AIM Opportunities I Fund

     o    AIM Opportunities II Fund

     o    AIM Opportunities III Fund

AIM SUMMIT FUND

AIM VARIABLE INSURANCE FUNDS

     o    AIM V.I. Aggressive Growth Fund

     o    AIM V.I. Balanced Fund

     o    AIM V.I. Basic Value Fund

     o    AIM V.I. Blue Chip Fund

     o    AIM V.I. Capital Appreciation Fund

     o    AIM V.I. Capital Development Fund

     o    AIM V.I. Core Equity Fund

     o    AIM V.I. Dent Demographic Trends Fund

     o    AIM V.I. Diversified Income Fund

     o    AIM V.I. Global Utilities Fund

     o    AIM V.I. Government Securities Fund

     o    AIM V.I. Growth Fund

     o    AIM V.I. High Yield Fund

     o    AIM V.I. International Growth Fund

     o    AIM V.I. Mid Cap Core Equity Fund

     o    AIM V.I. New Technology Fund

     o    AIM V.I. Premier Equity Fund

AIM FLOATING RATE FUND

AIM GROWTH SERIES

     o    AIM Basic Value Fund

     o    AIM Mid Cap Core Equity Fund

     o    AIM Small Cap Growth Fund

AIM INVESTMENT FUNDS

     o    AIM Developing Markets Fund

     o    AIM Global Biotech Fund

     o    AIM Global Financial Services Fund

     o    AIM Global Health Care Fund

     o    AIM Global Energy Fund

     o    AIM Global Science and Technology Fund

     o    AIM Libra Fund

     o    AIM Strategic Income Fund

AIM SERIES TRUST

     o    AIM Global Trends Fund

AIM SELECT REAL ESTATE INCOME FUND